Exhibit 99.1

@NFX is periodically published to keep shareholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

January 12, 2010 – Goldman Sachs Conference

Newfield Exploration Company will disclose the following information at the 2010 Goldman Sachs Energy Conference in Tampa, Florida.

The Rocky Mountains:

Uinta Basin – Newfield has more than 200,000 gross acres (more than 150,000 net) in the Uinta Basin. The region is the centerpiece of the Company’s domestic oil assets. Major field areas in the Uinta Basin include Monument Butte, the adjoining Ute Tribal acreage and Horseshoe Bend (located 15 miles northeast of Monument Butte).

Recent drilling successes highlight the potential on the Ute Tribal acreage -- an area encompassing 63,000 gross acres immediately north of Monument Butte. To date, the Company has drilled 65 wells on the Tribal acreage and current gross production is approximately 1,500 BOPD. An operated rig will be dedicated to drill wells on this acreage throughout 2010. Notable recent wells include:

•
A step-out Tribal well extended production approximately 10 miles to the west of known field production. The well averaged 400 BOPD over the first three days of production. (Date of first production: Dec. 10, 2009)

•	A Tribal well drilled about four miles northeast of Monument Butte averaged 85 BOPD during its initial month on production. (Date of first production: Nov. 19, 2009)
•	Two wells drilled on an NFX fee lease north of Monument Butte averaged 344 BOPD and 396 BOPD, respectively, during their initial week on line. (Date of first production: Dec. 5, 1009 and Dec.14, 2009)
•	Historical average initial production rates (approximately 1,300 producing wells) are 65-80 BOPD.

Newfield plans to run at least five operated rigs in its Monument Butte field area in 2010. Current gross production is approximately 16,500 BOPD. Production from the Monument Butte field area is expected to grow more than 10-15% in 2010.

Over the last several years, Newfield has been pursuing the formation and approval of a “super unit” in the Monument Butte field. The super unit, approved in December 2009, consolidates all of the previously existing units and non-unitized leases and allows for waterflood operations across common interests and 20-acre infill drilling on previous unit or lease line boundaries. The super unit approval will allow for additional oil reserves to be booked as proved at year-end 2009.

Williston and Southern Alberta Basin - Newfield has more than 500,000 net acres, which includes more than 330,000 highly-prospective net acres in the Williston and Southern Alberta Basins. The table below categorizes the net acres by development, appraisal or exploration. Newfield expects to run a three to four rig program in 2010 to expedite the evaluation of the acreage and grow oil production by an estimated 40% over 2009 levels.

In the Williston Basin, Newfield has ramped up drilling in its core development areas, located primarily along the Nesson Anticline (see map on Newfield website).

•
The most recent well, drilled in the Westberg development area, the Clear Creek State 1-36H, had an initial gross 24-hour production rate of 1,300 BOEPD, nearly double the offset wells previously drilled (2008-09).  The well’s first production was Dec. 9, 2009.

In 2010, Newfield plans to drill 22 development wells in the Williston Basin. One rig will be dedicated exclusively to appraising the Catwalk, Aquarium and Watford areas where three successful wells have been drilled to date.

In the Southern Alberta Basin, Newfield now has 221,000 net acres – including 156,000 net acres added through a new exploration venture with the Blackfeet Indian Nation. The acreage is located in Glacier County, Montana. The area is geologically similar to the Williston Basin and is prospective in the oil bearing Bakken, Three Forks and Lodgepole formations. The Company plans to drill up to 10 wells on the acreage in 2010.

The following table details Newfield’s significant oil plays in the Rocky Mountain Region:

Rocky Mountain Oil Summary
Field	Acres, Gross/Net	Gross operated remaining locations		Gross EUR/well (BOE)	Est. Well Cost ($/MM)	Effective W.I.	Total Gross Unrisked Resource Reserve Potential (MMBOE)	Total Net Unrisked Resource Reserve Potential (MMBOE)

UINTA BASIN
Mon. Butte, Ute Tribal H. Bend	207,000 / 156,250	4,700	(1)	70,000	$0.9	75%	400	246

WILLISTON BASIN
Development Areas
Westberg / Lost Bear	34,882 / 17,790	66	(3)	360,000	$4.2	51%	22	10

Appraisal Areas
Catwalk, Aquarium, Watford	78,181 / 43,000	338	(2)	354,000	$4.2	48%	119	50
Big Valley	67,222 / 48,400	70	(3)	224,000	$3.5	72%	16	9
Other Acreage (expires 2010)	240,000 / 240,000

SOUTHERN ALBERTA BASIN
Exploration Areas
Blackfeet Nation	156,600 / 156,600	488	(3)	225,000	$3.5	100%	110	90
Whitegrass Fee	100,000 / 65,000	456	(3)	225,000	$3.5	35%	102	29
TOTAL ROCKY MOUNTAINS	883,885 / 727,040	6,118		-	-	-	769	434
Table does not include developed property base for Uinta or Williston Basins
(1)  Predominately 20-acre spacing at Monument Butte, 40-acre spacing elsewhere; includes approximately 70 MMBOE for additional secondary recovery
(2)  320-acre spacing, multiple horizons
(3)  320-acre spacing

Mid-Continent:

Newfield’s largest division is the Mid-Continent. The region accounted for 43% of the Company’s estimated total 2009 production. Production from the division grew more than 20% in 2009, excluding the 2.6 Bcfe that was voluntarily curtailed in the third quarter of 2009 due to low gas prices.

The Woodford – Newfield’s net acreage position in the Woodford is approximately 166,500 acres. Substantially all of the acreage is now held by production. Current gross operated production is approximately 300 MMcfe/d, or 170 MMcfe/d net. Production is expected to further increase in the first quarter of 2010 as more than 20 wells (deferred completions from the second half of 2009) are completed and placed on production.

Six of those 20 wells are super extended laterals – or SXLs (laterals >5000’) -- and will have lateral lengths of more than 7,000’. Two of the recent SXL wells were completed with initial production rates of 6 and 10 MMcfe/d (gross). The Company expects to have results from four additional SXL completions in the first quarter of 2010. Newfield expects that the average lateral length of its Woodford completions in 2010 will be approximately 6,000’.

To date, Newfield has drilled more than 300 operated horizontal wells in the play. Newfield has significantly enhanced the economics in the Woodford through improved efficiencies and the drilling and completion of longer lateral wells.

Based on drilling to date and 3-D seismic data that covers the entirety of Newfield’s Woodford acreage, the Company estimates that approximately 25% of its Woodford acreage will ultimately be developed with SXL completions. The Company has applied to unitize a large portion of its acreage to facilitate drilling more SXLs. Approval of the unit would increase this estimated percentage to approximately 33% of the acreage, or 55,000 net acres.

Newfield expects to run 6-8 operated rigs in the Woodford in 2010 and increase production by approximately 20% over 2009 levels.

Typical Woodford Well Economic Assumptions
Lease Burden	19% Royalty
Average Sunk Cost per Acre	$800
Lease Operating Expense (includes transportation)	$0.43/Mcf
Production Tax (% of Rev.)
Prod Tax during credit period	1.09%
Prod Tax after credit period (48 months or payout)	7.09%
Wellhead Pricing vs. Henry Hub ($/Mcf)	NYMEX less $0.75
Total Fuel Gas (used in compression – all resource plays have fuel costs)	8%
NYMEX gas price necessary for NPV 10 ($/MMBtu)	$4.50

Onshore Gulf Coast:

Newfield also issued a news release today providing an update on Newfield’s previously disclosed offer to acquire assets from TXCO Resources Inc.

NATURAL GAS HEDGE POSITIONS
Please see the tables below for our complete hedging positions.

The following hedge positions for the first quarter of 2010 and beyond are as of January 8, 2010:

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
31,800 MMMBtus	$6.79	—	—	—	—
5,700 MMMBtus	—	—	$8.50 — $10.44	$8.50	$10.00 — $11.00

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
34,850 MMMBtus	$6.41	—	—	—	—

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
35,200 MMMBtus	$6.41	—	—	—	—

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
28,320 MMMBtus	$6.49	—	—	—	—

First Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
18,900 MMMBtus	$6.55	—	—	—	—
9,900 MMMBtus*	—	—	$6.00 — $7.91	$6.00	$7.75 — $8.03

Second Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
19,110 MMMBtus	$6.55	—	—	—	—
10,010 MMMBtus*	—	—	$6.00 — $7.91	$6.00	$7.75 — $8.03

Third Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
19,320 MMMBtus	$6.55	—	—	—	—
10,120 MMMBtus*	—	—	$6.00 — $7.91	$6.00	$7.75 — $8.03

Fourth Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
6,510 MMMBtus	$6.55	—	—	—	—
8,290 MMMBtus*	—	—	$6.00 — $7.94	$6.00	$7.75 — $8.03

*These 3-way collar contracts are standard natural gas collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per MMMBtu as per the table above until the price drops below a weighted average price of $4.50 per MMMBtu. Below $4.50 per MMMBtu, these contracts effectively result in realized prices that are on average $1.50 per MMMBtu higher than the cash price that otherwise would have been realized.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX gas prices, net of premiums paid for these contracts (in millions).

	Gas Prices
	$4.00	$5.00	$6.00	$7.00	$8.00	$9.00
2010
1st Quarter	$114	$77	$40	$2	$(35)	$(70)
2nd Quarter	$84	$49	$14	$(21)	$(56)	$(91)
3rd Quarter	$85	$49	$14	$(21)	$(56)	$(91)
4th Quarter	$70	$43	$14	$(14)	$(43)	$(71)
Total 2010	$353	$218	$82	$(54)	$(190)	$(323)

2011
1st Quarter	$63	$39	$10	$(8)	$(28)	$(57)
2nd Quarter	$64	$40	$10	$(9)	$(29)	$(58)
3rd Quarter	$64	$40	$11	$(9)	$(29)	$(58)
4th Quarter	$29	$18	$4	$(3)	$(10)	$(25)
Total 2011	$220	$137	$35	$(29)	$(96)	$(198)

In the Rocky Mountains, we hedged basis associated with 48% of the proved producing fields from January 2010 through full-year 2012. This is in addition to the 8,000 MMBtu/d sold on a fixed physical basis for the same term for a total basis hedged for the period of 73% at an average of $(0.94) per MMBtu.

In the Mid-Continent, we hedged basis associated with 22% of our anticipated Stiles/Britt priced production from January 2010 through August 2011. This is in addition to the 30,000 MMbtu/d sold on a fixed physical basis for the same term for a total basis hedged for the period of 55% at an average of $(0.52) per MMBtu. We hedged basis associated with 53% of our anticipated Stiles/Britt production from September 2011 through December 2012 at an average of $(0.55) per MMBtu.

Approximately 10% of our natural gas production correlates to Houston Ship Channel, 13% to Columbia Gulf, 13% to Texas Gas Zone 1, 5% to Southern Natural Gas, 10% to Tenn 100, 6% to CenterPoint/East, 24% to Panhandle Eastern Pipeline, 6% to Waha, 7% to Colorado Interstate, and 6% to others.

CRUDE OIL HEDGE POSITIONS

The following hedge positions for the first quarter of 2010 and beyond are as of January 8, 2010:

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
810,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
360,000 Bbls*	—	—	$67.50 — $106.28	$60.00 — $75.00	$100.00 —$112.10

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
819,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
364,000 Bbls*	—	—	$67.50 — $106.28	$60.00 — $75.00	$100.00 —$112.10

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
828,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
368,000 Bbls*	—	—	$67.50 — $106.28	$60.00 — $75.00	$100.00 —$112.10

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
90,000 Bbls	$93.40	—	—	—	—
828,000 Bbls	—	—	$127.97— $170.00	$125.50 — $130.50	$170.00
368,000 Bbls*	—	—	$67.50 — $106.28	$60.00 — $75.00	$100.00 —$112.10

First Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
360,000 Bbls*	—	—	$77.50 — $119.94	$75.00 — $80.00	$118.50—$121.50

Second Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
364,000 Bbls*	—	—	$77.50 — $119.94	$75.00 — $80.00	$118.50—$121.50

Third Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
368,000 Bbls*	—	—	$77.50 — $119.94	$75.00 — $80.00	$118.50—$121.50

Fourth Quarter 2011
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
368,000 Bbls*	—	—	$77.50 — $119.94	$75.00 — $80.00	$118.50—$121.50

*These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per Bbl as per the table above until the price drops below a weighted average price of $58.75 per Bbl. Below $58.75 per Bbl, these contracts effectively result in realized prices that are on average $13.75 per Bbl higher than the cash price that otherwise would have been realized.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX oil prices, net of premiums paid for these contracts (in millions).

	Oil Prices
	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
2010
1st Quarter	$73	$64	$53	$43	$33	$23	$14
2nd Quarter	$74	$65	$54	$43	$33	$24	$15
3rd Quarter	$74	$65	$54	$43	$33	$24	$15
4th Quarter	$75	$65	$54	$43	$33	$24	$15
Total 2010	$296	$259	$215	$172	$132	$95	$59

2011
1st Quarter	$5	$5	$5	$2	$-	$-	$-
2nd Quarter	$5	$5	$5	$3	$-	$-	$-
3rd Quarter	$6	$6	$6	$3	$-	$-	$-
4th Quarter	$6	$6	$6	$3	$-	$-	$-
Total 2011	$22	$22	$22	$11	$-	$-	$-

We provide information regarding our outstanding hedging positions in our annual and quarterly reports filed with the SEC and in our electronic publication -- @NFX.  This publication can be found on Newfield’s web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy of growing reserves through the drilling of a balanced risk/reward portfolio and select acquisitions. Newfield's domestic areas of operation include the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Rocky Mountains and the Gulf of Mexico. The Company has international operations in Malaysia and China.

This publication contains forward-looking information. All information other than historical facts included in this publication, such as information regarding estimated or anticipated results, estimated production and costs, drilling and development plans and the timing of activities, is forward-looking information. Although Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of refining capacity for the crude oil Newfield produces from its Monument Butte field in Utah, the availability and cost of capital resources, labor conditions and severe weather conditions (such as hurricanes). In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.